QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.3

SECOND AMENDED AND RESTATED INTERCREDITOR
AND COLLATERAL AGENCY AGREEMENT

    This SECOND AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Agreement") is made as of the  day of December, 2001, among (i) BNY Western Trust Company, formerly known as U.S. Trust Company, National Association, as successor to U.S. Trust Company of California, N.A. ("BNY"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined), (ii) Foothill Capital Corporation (sometimes referred to herein as the "Agent"), (iii) BNY, as Trustee (in such capacity, the "Trustee") on behalf of the holders of Debentures (as defined below), and (iv) American Restaurant Group, Inc. ("ARG") and each of its subsidiaries listed on the signature pages hereto (together with ARG, collectively, the "Borrowers").

    WHEREAS, pursuant to that certain Indenture, dated as of February 25, 1998, as amended by the First Supplemental Indenture, dated as of June 26, 2000 (the "Existing Indenture"), by and among the Borrowers and BNY, as trustee, ARG issued 11 1/2% Series A Senior Secured Notes (and, in connection with the Exchange Offer as defined in the Existing Indenture, the 11 1/2% Series B Senior Secured Notes) due on or before 2003 in an aggregate principal amount of $155,000,000 (collectively, the "Existing Notes") to the holders thereof (the "Existing Note Holders");

    WHEREAS, pursuant to (i) ARG's exchange offer and consent solicitation as set forth in ARG's Confidential Exchange Offer and Consent Solicitation Statement, dated October 1, 2001 (as amended, modified and supplemented), and (ii) that certain Second Supplemental Indenture, dated as of October 31, 2001 (the "Supplemental Indenture"; the Existing Indenture, as amended by the Supplemental Indenture and as further supplemented and otherwise modified from time to time, the "Indenture"), by and among the Borrowers and the Trustee, the Security Documents (as defined in the Indenture) and the Existing Indenture were amended to, among other things, (A) indicate that the Existing Notes would no longer be secured and (B) permit ARG to issue 11 1/2% Series C Senior Secured Notes (and, in connection with the Exchange Offer as defined in the Indenture, the 11 1/2% Series D Senior Secured Notes) due on or before 2006 in an aggregate principal amount of up to $166,000,000 (collectively, the "Debentures") to the holders thereof (the "Debenture Holders");

    WHEREAS, ARG, each of ARG's restricted subsidiaries, the lenders listed on the signatures pages thereof, and Fleet National Bank, as agent for the lenders (the "Existing Agent"), were parties to that certain Revolving Credit Agreement dated as of February 25, 1998, as amended on June 28, 2000, September 7, 2001 and October 31, 2001 (the "Existing Credit Agreement");

    WHEREAS, Borrowers and Foothill Capital Corporation have entered into that certain Loan Agreement, dated as of December   , 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", and, together with any loan documents referred to therein, the "Credit Facility"), for the purpose of refinancing the Existing Credit Agreement;

    WHEREAS, concurrently with the execution of the Supplemental Indenture, the Borrowers and the Collateral Agent amended and restated certain security agreements and related documents (the "Existing Security Documents"), pursuant to which the Borrowers granted to the Collateral Agent, for the benefit of the lenders under the Existing Credit Agreement, the Existing Agent, the Trustee and the Debenture Holders, a security interest and lien upon the Collateral (defined therein);

    WHEREAS, concurrently herewith, the Borrowers and the Collateral Agent have amended and restated the Existing Security Documents to, among other things, provide for the grant of a security interest in favor of the Collateral Agent for the benefit of the Lenders, the Trustee and the Debenture Holders (the Existing Security Documents, as amended in accordance with this recital, the "Security Documents");

    WHEREAS, concurrently with the execution of the Supplemental Indenture, the Collateral Agent, the Trustee and the Existing Agent entered into that certain Amended and Restated Intercreditor and

Collateral Agency Agreement (the "Existing Intercreditor Agreement"), providing for, among other things, the appointment of the Collateral Agent to administer and enforce the Security Documents and the Collateral as provided therein; and

    WHEREAS, the Collateral Agent, the Trustee and the Lenders desire to amend and restate the Existing Intercreditor Agreement to (i) reaffirm and provide for the appointment of the Collateral Agent by the Lenders, Trustee and the Debenture Holders and (ii) set forth their relative rights and priorities with respect to the Collateral, among other things.

    NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1.  DEFINITIONS.

      Section 1.1  Definitions of Terms Used in Credit Facility.  All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Facility as in effect on the date hereof and as amended from time to time hereafter (but only to the extent any such amendment complies with the provisions of Section 9 of this Agreement).

      Section 1.2  Definitions.  The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

      Accounts. All "accounts" as defined in Article 9 of the UCC.

      Act. See Section 2.2.

      Actionable Default. Any Event of Default under and as defined in the Credit Facility, any Event of Default under and as defined in any Eligible Credit Facility and any Event of Default under and as defined in the Indenture.

      Agency Agreements. Each Deposit Account Control Agreement and each Securities Account Control Agreement (and any additions, replacements or substitutions thereof) among the Borrowers, the Agent, the Collateral Agent and each of the Borrowers' depository banks covering all concentration (and, to the extent required by the Requisite Party, other) accounts of the Borrowers with such banks.

      Agent. As defined in the preamble hereto and shall include any replacement or successor Agent under the Credit Facility.

      Agreement. This Second Amended and Restated Intercreditor and Collateral Agency Agreement.

      Assigned Agreements. All agreements and contracts to which any Borrower is a party as of the date hereof, or to which any Borrower becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

      Bank Debt. The "Obligations" as defined in the Credit Facility and/or any Eligible Credit Facility. Bank Debt shall include without limitation, interest accruing at the then applicable rate provided in the Credit Facility after the maturity of the Bank Debt and interest accruing at the applicable rate provided in the Credit Facility after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding. Notwithstanding the foregoing, Bank Debt shall not include (i) principal amounts under the Credit Facility and any Eligible Credit Facility to the extent, and only to the extent that such principal amounts at any one time outstanding exceed the Maximum Bank Debt Principal (such excess, the "Excess Bank Debt") and (ii) any interest, fees, collection costs and other amounts to the extent that they relate solely to, or are allocable solely to, any Excess Bank Debt. As used herein, "Maximum Bank Debt Principal" shall mean $25,000,000.

      Bank Loan Documents. The "Loan Documents", as defined in the Credit Facility.

      Borrowers. As defined in the preamble hereto, Borrowers as used herein includes the Borrowers as debtors, and the estate of the Borrowers as debtors, under the federal Bankruptcy Code as well as any permitted post-confirmation successor to such debtors under Chapter 11 of the federal Bankruptcy Code.

      Chattel Paper. All "chattel paper" as defined in Article 9 of the UCC, including "electronic chattel paper" or "tangible chattel paper," as each such term is defined in Article 9 of the UCC.

      Collateral. All of the Borrowers' right, title and interest in, to and under all real property in which the Collateral Agent has been granted a security interest for the benefit of Secured Parties, and all of Borrowers' right, title and interest in, to and under all personal property and assets of the Borrowers, including the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located: (a) Accounts; (b) Chattel Paper; (c) Documents; (d) General Intangibles; (e) Goods; (f) Hedge Agreements; (g) Instruments; (h) Insurance; (i) Intellectual Property; (j) Investment Related Property; (k) Money; (l) Receivables and Receivable Records; (m) Letters of Credit and Letter of Credit Rights; (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; (o) to the extent not otherwise included above, all Proceeds, replacements, substitutions, and products, accessions, rents and profits of or in respect of, any of the foregoing, whether tangible or intangible, of any of the foregoing including proceeds of insurance or tort claims covering any or all of the foregoing; and (p) to the extent not otherwise included above, all other personal property of any kind or description.

      Collateral Account. The account, which may be a Securities Account, established and maintained by the Collateral Agent and its successors and assigns, entitled "American Restaurant Group Collateral Account, BNY Western Trust Company, as collateral agent, secured party", and any successor account, and all funds, securities and other property or other items from time to time credited to such account, and all interest, income and distributions thereon.

      Collateral Agent. As defined in the preamble hereto unless and until a successor Collateral Agent shall have been appointed pursuant to Section 5.4 hereof, and thereafter "Collateral Agent" shall mean such successor Collateral Agent.

      Collateral Records. Books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

      Collateral Support. All property (real or personal) assigned, hypothecated or otherwise securing any Collateral, including any security agreement, mortgage, deed of trust or other agreement granting a Lien or security interest in such real or personal property.

      Commodities Accounts. All "commodity accounts" as defined in Article 9 of the UCC.

      Copyright Licenses. Any agreements providing for the granting of any right in or to Copyrights (whether any Borrower is a licensee or licensor thereunder).

      Copyrights. All United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and Proceeds of suit.

      Credit Documents. Collectively, the Credit Facility, any Eligible Credit Facility, the Bank Loan Documents, the Debenture Documents, and the Security Documents.

      Credit Facility. As defined in the recitals hereof, and including any agreement or agreements designated as a "Credit Facility" hereunder by written notice by the Borrowers to the Collateral Agent with the written consent of the Agent and governing Indebtedness all or part of which was incurred to refund, refinance or replace all or any portion of the Indebtedness under the Credit Facility, as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified (including without limitation, (i) by increasing the amount of Indebtedness thereunder and (ii) any credit facility entered into after the commencement of an Insolvency Proceeding) from time to time.

      Debenture Acceleration Notice. See definition of Requisite Party.

      Debenture Debt. The "Obligations" as defined in the Indenture. Debenture Debt shall include, without limitation, all indebtedness and obligations of the Borrowers to the holders of the Debentures and the Trustee under the Indenture and the other Debenture Documents, and shall further include, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Debenture Debt and interest accruing at the applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

      Debenture Documents. The Indenture, the Debentures, and all documents, instruments and agreements executed in connection therewith and, to the extent permitted by the Credit Documents, in connection with any indebtedness issued by the Borrowers to refund or refinance all or substantially all of the Debentures.

      Debentures. As defined in the preamble hereto and, to the extent permitted by the Credit Documents, any replacement or substitution therefor issued by the Borrowers to refund or refinance all or substantially all of the Debentures which is explicitly entitled under the terms and conditions thereof to the benefits of this Agreement.

      Deposit Accounts. All "deposit accounts," as defined in Article 9 of the UCC.

      Deposit Account Control Agreement. A Deposit Account Control Agreement substantially in the form attached as Exhibit D to the Second Amended and Restated Company Security Agreement or the Second Amended and Restated Subsidiary Security Agreement, as applicable.

      Documents. All "documents," as defined in Article 9 of the UCC.

      ECF Party. The agent under any Eligible Credit Facility or, if there is no agent, the lender(s) under such Eligible Credit Facility.

      Eligible Credit Facility. Debt instruments (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) that (i) ARG has certified in writing to the Collateral Agent as having terms and conditions no more restrictive in the aggregate than the Credit Facility, (ii) do not permit ARG to incur Indebtedness under all Eligible Credit Facilities in the aggregate at any time outstanding in excess of $10,000,000 principal amount, and (iii) may be secured by the Collateral.

      Equipment. (i) All "equipment" as defined in the UCC; (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC); and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

      General Intangibles. All "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles," also as defined in Article 9 of the UCC, and including all interest-rate or currency-protection or hedging arrangements, tax refunds and net operating losses, licenses, permits, concessions and authorizations, Assigned Agreements, Intellectual Property and goodwill (in each case, regardless of whether characterized as general intangibles under the UCC).

      Goods. (i) All "goods," as defined in Article 9 of the UCC, including all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC); and (ii) all motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title statute.

      Hedge Agreements. All interest rate or currency protection or hedging arrangements, including caps, collars, floors, forwards or any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements.

      Indenture. As defined in the preamble hereto and shall include any amendment or supplement thereof permitted by this Agreement and, to the extent permitted by the Credit Documents, any replacement or substitution therefor issued by the Borrowers to refund or refinance all or substantially all of the Debentures.

      Insolvency Proceeding. A case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrowers or the Proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrowers or their business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrowers for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise.

      Instruments. All "instruments," as defined in Article 9 of the UCC.

      Insurance. (i) All insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof), and (ii) any key-man life insurance policies.

      Intellectual Property. Collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

      Inventory. (i) All "inventory," as defined in the UCC, and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Borrowers' businesses; all goods in which any Borrower has an interest in mass or a joint or other interest or right of any kind; and all goods that are returned to or repossessed by any Borrower, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

      Investment Related Property. (i) All "investment property" (as such term is defined in Article 9 of the UCC), and (ii) all of the following (regardless of whether classified as investment property under the UCC): Pledged Equity Interests, Pledged Debt, the Collateral Account, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

      Leaseholds. All real property leased by any Borrower.

      Lenders. Foothill Capital Corporation, together with its successors and assigns, and shall include any replacement or successive lenders under the Credit Facility.

      Lien. (i) Any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing; and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

      Money. "Money," as defined in the UCC.

      Notice of Actionable Default. A notice by the Requisite Party delivered to the Collateral Agent, stating that an Actionable Default has occurred. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the notifying party a notice withdrawing such notice. A Notice of Actionable Default shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded. The Requisite Party may rescind a Notice of Actionable Default during an Insolvency Proceeding.

      Patent Licenses. All agreements providing for the granting of any right in or to Patents (whether any Borrower is licensee or licensor thereunder).

      Patents. All United States, state and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and Proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Pledged Debt. All indebtedness owed to any Borrower, issued by the obligors named therein, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

      Pledged Equity Interests. All Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

      Pledged LLC Interests. All interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of any Borrower on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited-liability-company interests.

      Pledged Partnership Interests. All interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of any Borrower on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

      Pledged Trust Interests. All interests in a Delaware business trust or other trust and the certificates, if any, representing such trust interests and any interest of any Borrower on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

      Pledged Stock. All shares of capital stock owned by the Borrowers, and the certificates, if any, representing such shares and any interest of any Borrower in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

      Proceeds. (i) All "proceeds," as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property, (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and (iv) all cash and cash equivalents or non-cash distributions generated by or from the Collateral in the operations, recapitalization or reorganization of the Borrowers' businesses.

      Receivables. All rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of the Borrowers' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

      Receivables Records. (i) All original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables; (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Borrower or any computer bureau or agent from time to time acting for any Borrower or otherwise; (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including Lien search reports, from filing or other registration officers; (iv) all credit information, reports and memoranda relating thereto; and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

      Record. A "record," as defined in Article 9 of the UCC.

      Requisite Party. The Agent until such time as the Agent shall certify to the Collateral Agent in writing that the Bank Debt (excluding obligations under any Eligible Credit Facility) has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the commitments represented by the Credit Facility shall have expired or been reduced to zero or terminated; thereafter, if any Eligible Credit Facility is outstanding, the ECF

  Party until such time as the ECF Party shall certify to the Collateral Agent in writing that the remaining Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to such agent or lender in its sole discretion) and the commitments represented by such Eligible Credit Facility shall have expired or been reduced to zero or terminated; and, thereafter the Trustee. Notwithstanding the foregoing, the Trustee shall become the Requisite Party 180 days after the Trustee has delivered notice to the Collateral Agent, the Agent and the ECF Party that the entire principal amount of the Debenture Debt shall have become due and payable (a "Debenture Acceleration Notice"), if prior to the end of such period either the Agent, or the ECF Party, has failed to deliver a Notice of Actionable Default or an Insolvency Proceeding does not exist. During any Insolvency Proceeding, until the Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Agent or the ECF Party, as the case may be, in its sole and absolute discretion) and the commitments represented by the Credit Facility and any Eligible Credit Facility shall have expired or been reduced to zero or terminated, the Agent or the ECF Party, as the case may be, shall be the Requisite Party (even if the Trustee shall have been the Requisite Party prior to the commencement of the Insolvency Proceeding).

      Secured Obligations. Collectively, the Bank Debt (unless and until (x) with respect to the Bank Debt under the Credit Facility, the Agent has given notice in writing to the Collateral Agent that either (i) the Bank Debt under the Credit Facility has been paid in full and all commitments under the Credit Facility have been reduced to zero or (ii) the Bank Debt under the Credit Facility otherwise no longer constitutes Secured Obligations under the Security Documents and (y) with respect to the Bank Debt under the Eligible Credit Facility, the ECF Party has given notice in writing to the Collateral Agent that either (i) the Bank Debt under the Eligible Credit Facility has been paid in full and all commitments under the Eligible Credit Facility have been reduced to zero or (ii) the Bank Debt under the Eligible Credit Facility otherwise no longer constitutes Secured Obligations under the Security Documents) and the Debenture Debt (unless and until the Trustee has given notice in writing to the Collateral Agent that the Debenture Debt no longer constitutes Secured Obligations under the Security Documents).

      Secured Parties. The Agent, individually and for the benefit of the Lenders, the Trustee, individually and for the benefit of the Debenture Holders, and the agent, individually or for the benefit of the lenders under any Eligible Credit Facility, or, if there is no agent, the lender(s) under any Eligible Credit Facility.

      Securities Account Control Agreement. A Securities Account Control Agreement substantially in the form attached as Exhibit C to the Second Amended and Restated Company Security Agreement or the Second Amended and Restated Subsidiary Security Agreement, as applicable.

      Securities Accounts. All "securities accounts," as defined in Article 8 of the UCC.

      Security Documents. Any instrument or agreement pursuant to which a Lien in Collateral is created or arises to secure the Bank Debt and/or the Debenture Debt.

      Supporting Obligations. All "supporting obligations," as defined in Article 9 of the UCC.

      Trademark Licenses. All agreements providing for the granting of any right in or to Trademarks (whether any Borrower is a licensee or licensor thereunder).

      Trademarks. All United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and Proceeds of suit.

      Trade Secret Licenses. All agreements providing for the granting of any right in or to Trade Secrets (whether any Borrower is a licensee or licensor thereunder).

      Trade Secrets. All trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of the Borrowers (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and Proceeds of suit.

      Trustee. As defined in the preamble hereto and shall include any replacement or successor Trustee under the Indenture.

      UCC. The Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

      Section 1.3  Terms Generally.  The definitions in Section 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

    Section 2.  RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTS OF SECURED PARTIES.

      Section 2.1  Recourse of Secured Parties; Other Collateral.

        (a) Each of the Secured Parties acknowledges and agrees that except as provided in part (b) of this Section 2.1, (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon instructions from the Requisite Party in accordance with Section 2.2 hereof.

        (b) Nothing contained herein shall restrict (i) subject to Section 7.2 hereof, the right of the Agent, any Lender, or the ECF Party to exercise the right of setoff, (ii) subject to Section 3.2 hereof, the Collateral Agent's right to give notice under the Agency Agreements, and to apply all amounts received from the depository accounts covered by the Agency Agreements to payment of the Bank Debt and (iii) the rights of the Agent, the ECF Party or the Trustee to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Bank Debt or, as the case may be, the Debentures or to enforce the performance of and provisions of the Bank Debt or, as the case may be, the Debentures, including, without limitation, the filing of, or joining in the filing of, a petition in bankruptcy, to the extent that such remedies do not seek recovery from the Collateral or interfere with the Collateral Agent's right to take action hereunder or under the Security Documents.

      Section 2.2  Acts of Secured Parties.  Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Requisite Party, may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by or on behalf of the Requisite Party and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Requisite Party if such Act purports to be taken by or on behalf of the Requisite Party and nothing in this Section 2.2 or elsewhere in this Agreement shall be construed to require the Agent (if the Agent is then the Requisite Party), the ECF Party (if such ECF Party is then the Requisite Party) or the Trustee (if the Trustee is then the Requisite Party) to demonstrate that it has been authorized by the Lenders, if any, the lenders under the Eligible Credit Facility or the Debenture Holders, as the case may be, to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Agent, the ECF Party or the Trustee, as the case may be.

    Section 3.  DUTIES OF COLLATERAL AGENT.

      Section 3.1  Notices to the Secured Parties and the Borrowers.  The Collateral Agent shall within five (5) business days following receipt thereof furnish to each of the Agent, the ECF Party, the Trustee and the Borrowers:

        (a) a copy of each Notice of Actionable Default received by the Collateral Agent;

        (b) a copy of each certificate received by the Collateral Agent rescinding a Notice of Actionable Default;

        (c) a copy of each Debenture Acceleration Notice received by the Collateral Agent;

        (d) written notice of any release or subordination by the Collateral Agent of any Collateral; and

        (e) such other notices required by the terms of this Agreement to be furnished by the Collateral Agent.

      Section 3.2  Actions Under Security Documents.  The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein or as may be requested in writing by each of the Agent, the ECF Party and the Trustee, it being agreed that no implied duties or obligations shall be read into this Agreement against the Collateral Agent. Subject to the provisions of Section 5.3(e) hereof, the Collateral Agent shall take any action under or with respect to the Security Documents which is requested by the Requisite Party which request shall not be inconsistent with or contrary to this Agreement; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with Section 9 hereof. The Collateral Agent shall, subject in all cases to the provisions of Section 5.3(e) hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any written instructions received from the Requisite Party. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised by counsel, determines that the directed action is not permitted by the terms of this Agreement, may violate any statute, rule or regulation applicable to the Collateral Agent, or might jeopardize its rights with respect to the Collateral after the occurrence of a Notice of Actionable Default or an Insolvency Proceeding, and the Collateral Agent shall not be required to take any such action unless any indemnity to which it may have a right hereunder in respect of such action has been provided in form and substance satisfactory to the Collateral Agent. Subject to Section 5.3 hereof, the Collateral Agent may rely on any such written direction given to it by the Requisite Party and shall be fully protected, and shall under no circumstances (absent the gross negligence or willful misconduct of the Collateral Agent) be liable to the Borrowers, any holder of any Secured Obligations or any other Person for taking or refraining from taking action in accordance therewith. In the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Party, the Collateral Agent shall not exercise remedies available to it under any Security Documents with respect to the Collateral or any part thereof.

    Section 4.  PRIORITY OF RIGHTS AGAINST COLLATERAL AND PROCEEDS THEREOF.  It is the intent of the parties hereto that (i) the Bank Debt constituting obligations under the Credit Facility shall be paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and that the commitments represented by the Credit Facility shall have expired or been reduced to zero or terminated before either the obligations under any Eligible Credit Facility or any of the Debenture Debt is paid from the Collateral and (ii) the Bank Debt constituting obligations under any Eligible Credit Facility shall be paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and that the commitments represented by such Eligible Credit Facility shall have expired or been reduced to zero or terminated before any of the Debenture Debt is paid from the Collateral. Accordingly, the parties hereto acknowledge and agree as follows:

      (a) Prior to an Insolvency Proceeding or Collateral Agent's receipt of a Notice of Actionable Default, the Collateral Agent and the Trustee may receive regularly scheduled payments, without prepayment or acceleration, on the Debentures in accordance with the terms of the Debenture Documents from the Collateral or Proceeds. Nothing contained herein shall limit the right of the Agent and the Lenders to continue to make loans, advances and otherwise extend credit under the Bank Loan Documents, including loans, advances and extensions of credit during an Insolvency Proceeding.

      (b) If, following the earlier of (i) Collateral Agent's receipt of a Notice of Actionable Default which has not been rescinded or (ii) following the commencement of an Insolvency Proceeding, the Collateral Agent, the Trustee, any Debenture Holder or any ECF Party receives any cash amounts in respect of the Collateral or Proceeds (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any Proceeds received during an Insolvency Proceeding or in connection with any sale, exchange, destruction, condemnation, or other disposition of any of the Collateral (such Proceeds to be deemed to include any amounts received by the Trustee or Collateral Agent under Section 507(b) of the Bankruptcy Code as compensation for a failure of adequate protection in the context of an Insolvency Proceeding) such amounts shall be paid (i) to the Agent to be applied to the Bank Debt (excluding any obligations under any Eligible Credit Facility) until such time as the Agent has notified the Collateral Agent in writing that (A) the Bank Debt (excluding any obligations under any Eligible Credit Facility) has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and (B) the commitments represented by the Credit Facility have expired or been reduced to zero or terminated; (ii) thereafter to the ECF Party to be applied to the remaining Bank Debt until such time as the ECF Party has notified the Collateral Agent in writing that (A) the remaining Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the ECF Party in its sole and absolute discretion) and (B) the commitments represented by the Eligible Credit Facility have expired or been reduced to zero or terminated; (iii) thereafter to the Trustee for application to the Debenture Debt until such time as the Trustee has notified the Collateral Agent in writing that the Debenture Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Trustee in its sole and absolute discretion) and (iv) thereafter unless otherwise required by applicable law, to the Borrowers. Nothing contained herein shall limit the right of the Agent and the Lenders to continue to make loans, advances and otherwise extend credit under the Bank Loan Documents, including loans, advances and extensions of credit during an Insolvency Proceeding.

      (c) If the Collateral Agent, the Trustee, any Debenture Holder or any ECF Party receives any non-cash Proceeds in respect of the Collateral, then, unless the Security Documents expressly provide to the contrary, such Person shall hold such non-cash Proceeds as Collateral upon the terms of this Agreement and the Security Documents until converted to cash and thereupon distributed in accordance with paragraphs (a) and (b) of this Section 4.

      (d) If the Collateral Agent, the Trustee, any Debenture Holder or any other Secured Party receives any cash or property which constitutes Proceeds of or is otherwise attributable to the Collateral at any time after the earlier to occur of (i) Collateral Agent's receipt of a Notice of Actionable Default which has not been rescinded or (ii) following the commencement of an Insolvency Proceeding, then irrespective of (w) the time, order or method of attachment or perfection of the security interest of the Collateral Agent for the benefit of the Secured Parties,

  (x) the time or order of filing or recording financing statements or other Liens or security interests with respect to the Collateral, (y) whether the Liens of the Agent, the Collateral Agent, the Trustee or any Secured Party are filed, recorded, or otherwise perfected or perfectable in any manner or (z) the validity, priority, enforceability or avoidability of any of the Secured Obligations or the Liens of the Agent, the Collateral Agent, the Trustee or any Secured Party, all such Proceeds or Collateral received by the Trustee, any Debenture Holder or any other Secured Party shall be turned over to the Collateral Agent to be applied to the Secured Obligations in accordance with paragraphs (a) and (b) of this Section 4.

    Section 5.  CONCERNING THE COLLATERAL AGENT.

      Section 5.1  Appointment of Collateral Agent.  The Agent, acting on instructions from the Lenders or if no Lenders other than the Agent exist acting on its own behalf, and the Trustee, acting pursuant to the Indenture, hereby appoints BNY Western Trust Company to act as Collateral Agent pursuant to the terms of this Agreement and the Security Documents. Upon the Collateral Agent's acknowledgment of the receipt of a certificate substantially in the form of Exhibit A hereto executed by the ECF Party, pursuant to which the ECF Party appoints BNY Western Trust Company to act as Collateral Agent pursuant to the terms of this Agreement and the Security Documents, the Collateral Agent hereby agrees that it shall have accepted such appointment. The relationship between the Collateral Agent and the holders of the Secured Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the Credit Documents shall be construed to constitute the Collateral Agent as a trustee for any such holder.

      Section 5.2  Limitations on Responsibility of Collateral Agent.  The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Borrowers to the Collateral, as to the security afforded by this Agreement or any Security Document or, except as set forth in Section 6, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Borrowers or to the holders of any of the Secured Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct or gross negligence. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrowers of any of the covenants or agreements contained herein or in any of the Credit Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Security Document except for such person's own gross negligence or willful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Requisite Party pursuant to the terms of this Agreement even if, at the time such action is taken by any such person, the Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice, except where the account officer of the Collateral Agent active upon the Borrowers' account has actual knowledge that such Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of the Collateral Agent.

      Section 5.3  Reliance on Collateral Agent; Etc.  (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and absent gross negligence or willful misconduct, the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

        (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.

        (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it in good faith believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

        (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Actionable Default unless and until the Collateral Agent shall have received a Notice of Actionable Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of Actionable Default to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Requisite Party, to take or omit to take any action with respect to such Notice of Actionable Default.

        (e) If the Collateral Agent has been requested by the Requisite Party to take any specific action pursuant to any provision of this Agreement, prior to taking such action the Collateral Agent shall have the right to request an indemnity from the Requisite Party, in addition to the indemnity provided for in Section 5.6 hereof, satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction. If the Collateral Agent determines that it shall require an indemnification beyond the scope of the indemnification set forth in Section 5.6 hereof, then the Collateral Agent shall promptly notify the Requisite Party. If the Requisite Party shall not agree to such additional indemnity, the Collateral Agent and the Requisite Party shall have the form and substance of such additional indemnity determined pursuant to the Commercial Rules of the American Arbitration Association; provided, however, that in all events, the Collateral Agent shall promptly take such action requested by the Requisite Party and shall be provided the indemnity contemplated in Section 5.6 notwithstanding any additional indemnity that may be provided by agreement or arbitration.

        (f)  If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

      Section 5.4  Resignation or Replacement of the Collateral Agent.  The Collateral Agent may at any time resign by giving thirty (30) days' prior written notice thereof to each Secured Party and the Borrowers, provided that no resignation shall be effective until a successor for the Collateral Agent is appointed. The Requisite Party may, at its own cost and expense which shall be reimbursed by Borrowers pursuant to the terms of the applicable Credit Documents, at any time, with or without cause, remove the Collateral Agent and replace it with a successor Collateral Agent under this Agreement and the Security Documents. Following any resignation or removal, the Requisite Party shall appoint a successor Collateral Agent, which may, but need not be, the Requisite Party. The Requisite Party shall notify the other parties hereto in writing of the appointment of any successor Collateral Agent. After any such removal or resignation, if no successor Collateral Agent shall have been so appointed by the Requisite Party and shall have accepted such appointment within forty-five (45) days after the removal of the Collateral Agent or the retiring Collateral Agent's giving of notice of resignation, then the removed or retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a financial institution having a long-term bank deposit rating of not less than "A" if rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc. In the event of any such removal and replacement, (x) the Collateral Agent hereby agrees to execute and deliver to such successor Collateral Agent all Collateral in Collateral Agent's possession, (y) each Borrower and Collateral Agent agree to deliver to such successor Collateral Agent all documents required by such successor Collateral Agent to transfer the Liens of Collateral Agent in the Collateral to such successor Collateral Agent, and (z) each Borrower and Collateral Agent hereby agree that such successor Collateral Agent may, among other things, file UCC Financing Statements to perfect such successor Collateral Agent's Liens in the Collateral pursuant to the terms of the Security Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall thereupon, without more, be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal, the provisions of this Agreement and the Security Documents, including, without limitation, any rights of indemnification shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

      Section 5.5  Expenses and Indemnification by the Borrowers.  By countersigning this Agreement, the Borrowers expressly agree that they will, upon demand therefor, (a) reimburse the Collateral Agent for any expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties hereunder or under the Security Documents, (b) indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Borrowers shall not be liable to the

  Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction, (c) to indemnify and hold harmless the Collateral Agent, on demand, from and against any and all liabilities which may be imposed on or incurred by the Collateral Agent (in its capacity as Collateral Agent) for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents); provided that such indemnification for taxes (i) shall apply only in respect of taxes attributable to the performance of the Collateral Agent's obligations hereunder and (ii) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Agent with respect to or measured by its gross or net income or profits. A statement by the Collateral Agent that is submitted to the Borrowers with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent.

      Section 5.6  Expenses and Indemnification by Secured Parties.  The Requisite Party at any time of determination agrees that, if such Requisite Party requests the Collateral Agent to take any particular action or refrain from taking any particular action, such Requisite Party shall (i) reimburse the Collateral Agent on demand, in the amount of any expenses resulting from the Collateral Agent's compliance with such request which shall not have been reimbursed or paid by the Borrowers or paid from the Proceeds of Collateral as provided herein and (ii) indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand from and against any and all liabilities, losses, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the Collateral Agent's compliance with such request to the extent the same shall not have been reimbursed by the Borrowers or paid from the Proceeds of Collateral as provided herein; provided that the Requisite Party shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction.

      Section 5.7  Collateral Agent's Fee.  By countersigning this Agreement, the Borrowers agree to pay to the Collateral Agent for the Collateral Agent's own account, a non-refundable Collateral Agent's fee in an amount agreed to by the parties on the date hereof and on each anniversary hereof thereafter until the Secured Obligations have been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion), the commitments represented by the Credit Facility shall have expired or been reduced to zero or terminated and the Collateral Agent no longer has any duties hereunder.

    Section 6.  REPRESENTATIONS AND WARRANTIES.  Each of the Collateral Agent, the Trustee, the Agent and, by countersigning this Agreement, each Borrower represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and, in the case of the Agent, by the Lenders, if any, and, in the case of the Trustee, by the Indenture, and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its corporate charter or bylaws or any agreement or other instrument binding upon it; and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

    Section 7.  CERTAIN INTERCREDITOR ARRANGEMENTS.

      Section 7.1  Turnover of Collateral.  If any Secured Party acquires custody, control or possession of any Collateral or Proceeds, other than pursuant to the terms of this Agreement or pursuant to the Agency Agreements, such Secured Party shall promptly cause such Collateral or Proceeds to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral Agent) in the same form of payment received, with appropriate endorsements, in the country in which such Collateral is held, for distribution in accordance with the provisions of Section 4. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral and Proceeds in trust for the Collateral Agent. Notwithstanding the foregoing, (a) if the Requisite Party receives Proceeds of Collateral in the form of cash, the Requisite Party may apply such amounts to the payment of the Bank Debt (until payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent, or the ECF Party, as the case may be, in such Person's sole and absolute discretion) and the reduction of all commitments under the Credit Facility and any Eligible Credit Facility to zero) or the Debenture Debt (after payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent, or the ECF Party, in such Person's sole and absolute discretion) and the reduction of all commitments under the Credit Facility and any Eligible Credit Facility to zero) and (b) the Trustee and the holders of the Debentures shall not be required to deliver to the Collateral Agent or such agent of the Collateral Agent, any amounts received by them prior to the earlier to occur of (i) receipt by the Collateral Agent of a Notice of Actionable Default or (ii) an Insolvency Proceeding.

      Section 7.2  Setoffs.  If (a) any Lender, or any lender under any Eligible Credit Facility, exercises any right of setoff, banker's lien or similar right with respect to any Collateral for payment of any Secured Obligations, each of the Secured Parties agrees with each other Secured Party that if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender or such lender, as the case may be, other than the Bank Debt, such amount shall be applied ratably to such other Indebtedness and to the Bank Debt, and (b) any Secured Party, Lender, lender under any Eligible Credit Facility or Debenture Holder shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim on the Bank Debt or Debenture Debt by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of Bank Debt or Debenture Debt held by such Person any amount from the Collateral in excess of its ratable portion of the payments received by the other Lenders, lenders under any Eligible Credit Facility or Debenture Holders with respect to the Bank Debt and Debenture Debt held by all of the Lenders, lenders under any Eligible Credit Facility and Debenture Holders as contemplated by this Agreement, such Person will make such disposition and arrangements with the other Lenders, lenders under any Eligible Credit Facility and Debenture Holders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender, lender under any Eligible Credit Facility or Debenture Holder receiving in respect of the Bank Debt or Debenture Debt held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender or lender under any Eligible Credit Facility, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

    Section 8.  RELEASE OR SUBORDINATION OF COLLATERAL; FREEDOM TO DEAL.

      Section 8.1  Release of Collateral.  The Collateral Agent is hereby authorized, upon receipt of instructions from the Requisite Party, and subject to Section 8.3, to (a) release any Collateral and to provide such releases and termination statements with respect to any Collateral in connection with any sale, exchange or other disposition thereof so long as (i) the Collateral Agent obtains a perfected security interest in any non-cash Proceeds of such sale, exchange or other disposition and (ii) any cash Proceeds of such sale, exchange or other disposition are paid in accordance with Section Section 4(a), (b), (c) and (d) and (b) consent to the use of cash collateral in connection with any Insolvency Proceeding. The Trustee and the Debenture Holders waive any right they may have to object to the use of cash collateral in connection with any Insolvency Proceeding so long as the Proceeds and Collateral are applied in accordance with Section Section 4(a), (b), (c) and (d).

      Section 8.2  Subordination of Lien.  To the extent permitted by the Credit Facility and the Indenture, the Collateral Agent shall, on the written instructions of the Requisite Party, and subject to Section 8.3, subordinate by written instrument the Lien on all or any portion of the Collateral to any other lender extending to the Borrowers Indebtedness permitted by the terms of the Credit Facility and the Indenture (including, without limitation, any Eligible Credit Facility). Further, following the commencement of any Insolvency Proceeding, with the consent of the Requisite Party, the Collateral Agent may subordinate the Lien on portions of the Collateral (including without limitation, subordination to indebtedness owed to the Agent or any of the Lenders) so long as the sum of the principal amount of such indebtedness and the principal amount of the Bank Debt does not exceed in the aggregate $25,000,000.

      Section 8.3  Trust Indenture Act Compliance.  Notwithstanding the foregoing provisions of this Section 8, except for (i) the collection (including through a collection agency) of accounts receivable (including checks and other instruments received by the Borrowers and their Subsidiaries in respect thereof) in the ordinary course of business, (ii) pursuant to Section 10.3(b) of the Indenture, the disposition of inventory (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) in the ordinary course of business, (iii) utilization of cash as provided in and subject to Section Section 4(a) and 4(b) hereof, or (iv) the release, withdrawal and utilization of cash and all funds on deposit in bank accounts of the Borrowers and their Subsidiaries (including without limitation Proceeds of Collateral), the Collateral Agent is not authorized to release any Collateral or to provide any such release, termination statement or instrument of subordination unless the Collateral Agent shall have received a certificate from the Borrowers certifying that all documentation required by Section 314(d) of the Trust Indenture Act of 1939, as amended, in connection with such release has been duly furnished to the Trustee in accordance with Section 10.4 of the Indenture.

      Section 8.4  Legally Required Releases; Other Releases.  (a) Whether or not so instructed by the Requisite Party, and whether or not any such certificate referred to in Section 8.3 has been provided to the Collateral Agent, the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law.

        (b) If at any time the Collateral Agent receives written notice from any Secured Party that (i) the Secured Obligations owed by the Borrowers to such Secured Party have been paid in full in cash (or in a manner otherwise satisfactory to such Secured Party in its sole and absolute discretion) or (ii) the obligations owed by the Borrowers to such Secured Party are no longer required to be secured by the Collateral, the Collateral Agent shall no longer act as Collateral Agent for such Secured Party and shall notify the other Secured Parties thereof.

      Section 8.5  Lenders' Freedom of Dealing.  The Trustee agrees, with respect to the Bank Debt, any and all guaranties thereof and any and all Collateral, that the Borrowers, Agent, the Lenders and the lenders under any Eligible Credit Facility may agree to increase the amount (not to exceed the dollar amount contained in the definition of Bank Debt) of the Bank Debt or otherwise modify or waive the terms of any of the Bank Debt, and the Agent, Lenders and/or the lenders under any Eligible Credit Facility may grant extensions of the time of payment or performance to and make compromises, including releases of guaranties, collateral which is not Collateral or Collateral as set forth in Section 8.1 hereof, and settlements with the Borrowers and all other persons, in each case without the consent of the Trustee or any of the Debenture Holders for which it acts and without affecting the agreements of the Trustee or the Borrowers contained in this Agreement.

    Section 9.  AMENDMENT OF THIS AGREEMENT

      (a) No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Parties, the Collateral Agent and, to the extent that any such modification or amendment would adversely affect the rights of the Borrowers hereunder or under any Security Document, the Borrowers, and no modification or amendment of any Security Document or Debenture Documents shall be effective without the written consent of the Agent, the Trustee and the Borrowers; provided, however, no amendment or waiver shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any of the Security Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any Security Documents without the written consent of the Collateral Agent.

      (b) No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

    Section 10.  APPROVAL BY THE BORROWERS; BORROWERS' OBLIGATIONS ABSOLUTE.  By countersigning this Agreement, the Borrowers acknowledge and consent to and agree to perform and be bound by each provision of this Agreement which expressly recites that the Borrowers are agreeing thereto by countersigning this Agreement. Nothing contained in this Agreement shall impair, as between the Borrowers and the Trustee, for the benefit of the security holders for which it acts, the obligation of the Borrowers to pay to the Trustee, for the benefit of the security holders for which it acts, all amounts payable in respect of the Debenture Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Trustee (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Indenture and by applicable law upon a default in the payment of the Debenture Debt, all, however, subject to the rights of the Agent, the Lenders, the ECF Party and the lenders under any Eligible Credit Facility as set forth in this Agreement.

    Section 11.  MISCELLANEOUS.

      Section 11.1  Further Assurances, Etc.  The Agent, the Trustee, the Collateral Agent and, by countersigning this Agreement, the Borrowers agree to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case as the Collateral Agent or any Secured Party may reasonably request (at the sole cost and expense of the Borrowers which, by countersigning this Agreement, agree to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

      Section 11.2  Bankruptcy Voting Rights.  Except as provided in Section 8, at any meeting of creditors of the Borrowers or in the event of any Insolvency Proceeding, the Secured Parties shall retain the right to vote and otherwise act with respect to their Secured Obligations (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that no Secured Party shall vote to accept any such plan or take any other action in any way contesting the relative rights and duties of (i) any holders of any Bank Debt or (ii) the Trustee and the Debenture Holders, in each case as established in this Agreement or any instruments or agreements creating or evidencing any of the Bank Debt or with respect to any of the Collateral.

      Section 11.3  Individual Action; Marshaling, Etc.  No holder of Secured Obligations may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement. The Agent, the ECF Party and the Collateral Agent shall have no duty to, and the Trustee hereby waives any and all right to require the Agent, the ECF Party and the Collateral Agent to, marshal any assets or otherwise to take any actions with respect to marshaling.

      Section 11.4  Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Lenders, the Agent, the ECF Party, the lenders under any Eligible Credit Facility, the Trustee and each of the Debenture Holders and their respective successors and permitted assigns and shall be binding on the Borrowers and their successors and permitted assigns. The Trustee acknowledges that the provisions of this Agreement apply to each of the Debenture Holders for which the Trustee acts regardless of any sale, transfer, pledge, assignment, hypothecation or other disposition by such Debenture Holder to any person or entity; provided, that the indemnification provisions set forth in Section 5.6 shall only apply to Persons who were Debenture Holders at the time such expenses were incurred. The Agent acknowledges that the provisions of this Agreement apply to each of the Lenders regardless of any replacement, sale, transfer, pledge, assignment, hypothecation or other disposition by such Lender to any person or entity.

      Section 11.5  Notices.  All notices and other communications made or required to be given pursuant to this Agreement or the Security Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or sent by telecopy or facsimile, confirmed by delivery via courier or postal service addressed as follows:

        (a) if to the Agent, at Foothill Capital Corporation, 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404; with a copy to Hydee Feldstein, Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, 23rd Floor, Los Angeles, California 90071;

        (b) if to the Trustee, at 515 South Flower Street, Suite 2700, Los Angeles, California, 90071-2291, Attention: Corporate Trust Department; with a copy, which shall not constitute notice to the Trustee, to: Luce, Forward, Hamilton & Scripps, 11755 Wilshire Blvd., Suite 1600, Los Angeles, California 90025-1500, Attention: Mark Levinson;

        (c) if to the Collateral Agent, at 515 South Flower Street, Suite 2700, Los Angeles, California 90071-2291, Attention: Corporate Trust Department;

        (d) if to the Borrowers, at 4410 El Camino Real, Suite 201, Los Altos, California 94022, Attention: Chief Financial Officer; and

        (e) if to the ECF Party, at the address stated in the certificate delivered to the Collateral Agent pursuant to Section 5.1.

Any such notice and other communications shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if mailed, sent by registered or certified first class mail postage prepaid, on the third Business Day following the mailing thereof; provided, however, that a Notice of Actionable Default or any other notice to be delivered to the Collateral Agent pursuant to the terms of this Agreement shall not be deemed to have been received by the Collateral Agent until the Collateral Agent actually receives such notice.

      Section 11.6  Termination.

        (a) Upon (i) receipt by the Collateral Agent from the Agent of notice stating that either (A) the Bank Debt (other than Bank Debt under any Eligible Credit Facility) has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and all commitments under the Credit Facility have been reduced to zero or (B) the Bank Debt (other than Bank Debt under any Eligible Credit Facility) otherwise no longer constitutes Secured Obligations under the Security Documents, (ii) receipt by the Collateral Agent from the ECF Party of notice stating that either (A) the Bank Debt (other than Bank Debt under the Credit Facility) has been paid in full in cash (or in a manner otherwise satisfactory to the ECF Party in its sole and absolute discretion) and all commitments under the Eligible Credit Facility have been reduced to zero or (B) the Bank Debt (other than Bank Debt under the Credit Facility) otherwise no longer constitutes Secured Obligations under the Security Documents, (iii) receipt by the Collateral Agent from the Trustee of notice that (A) the Debenture Debt has been paid in full in cash (or in a manner otherwise satisfactory to the holders of the Debentures) or defeased in accordance with the Indenture or (B) the Debenture Debt no longer constitutes Secured Obligations under the Security Documents, and (iv) payment in full in cash (or in a manner otherwise satisfactory to the Collateral Agent) of all amounts payable to the Collateral Agent pursuant to Section Section 5.5 and 5.7, the security interests created by the Security Documents shall terminate forthwith and all right, title and interest in the Collateral shall revert to the Borrowers and their successors and assigns.

        (b) Upon the termination of the Collateral Agent's security interest and the release of the Collateral in accordance with subsection (a) of this Section, the Collateral Agent will promptly at the Borrowers' written request and expense, (i) execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Borrowers all property of the Borrowers constituting Collateral and then held by the Collateral Agent or any agent thereof.

        (c) Other than as set forth in Section 4 hereof, this Agreement shall terminate automatically when the security interest granted under the Security Documents has terminated and the Collateral has been released.

        (d) Upon payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent and/or the ECF Party in such Person's sole and absolute discretion) and the reduction of all commitments under the Credit Facility and any Eligible Credit Facility to zero, the Agent and/or the ECF Party will remit any amounts held by it to the Collateral Agent (unless otherwise required by law) and will deliver to the financial institutions party to the Agency Agreements notices in order to change (i) the identity of the Person entitled to give notices thereunder to the Collateral Agent only and (ii) the account to which cash should be distributed thereunder to the Collateral Account (as defined in the Security Agreements, as defined in the Credit Facility).

        (e) If at any time any payment made or value received with respect to any Bank Debt is rescinded or must otherwise be returned by the Agent, any Lender, the ECF Party or any lender under any Eligible Credit Facility upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received, (i) to the extent necessary to repay in full in cash (or in a manner otherwise satisfactory to the Agent and the ECF Party in such Persons' sole and absolute discretion) the Bank Debt, the Trustee will, following notice from the Agent and the ECF Party, deliver to the Agent and the ECF Party any amounts previously received and then held by the Trustee on account of or in any way relating to the Collateral; except, however, that the Trustee shall not be required to deliver to the Agent and the ECF Party, any payments received by the Trustee prior to receipt by the Collateral Agent of a Notice of Actionable Default, and (ii) to the extent previously terminated, the security interest in the Collateral created by the Security Documents in favor of the Agent, the Lenders, the ECF Party and the lenders under any Eligible Credit Facility and the rights of the Agent or the ECF Party, as applicable, to act as Requisite Party and to receive amounts pursuant to this Agreement shall be reinstated;

        (f)  Notwithstanding the foregoing, Sections5.5 and 5.6 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

      Section 11.7  Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PARTIES BY MAIL AT THE ADDRESSES SPECIFIED IN SECTION 11.5. THE PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      Section 11.8  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, each of the parties hereto hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the parties hereto with respect to itself (i) certifies that neither the Collateral Agent, the Agent, the Lenders or the Trustee nor any representative, agent or attorney of the Collateral Agent, the Agent, the Lenders or the Trustee has represented, expressly or otherwise, that the Collateral Agent would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into this Agreement, the Collateral Agent, the Agent, the Lenders and the Trustee are relying upon, among other things, the waivers and certifications contained in this Section 11.8.

      Section 11.9  Waiver of Rights.  Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

      Section 11.10  Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

      Section 11.11  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      Section 11.12  Section Headings.  The section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      Section 11.13  Complete Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements with respect to such subject matters. To the extent any provision of this Agreement conflicts with the Credit Facility, the Indenture or any other Credit Document, the provisions of this Agreement shall be controlling. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

    IN WITNESS WHEREOF, the Collateral Agent, the Agent, the Trustee and the Borrowers have caused this Second Amended and Restated Intercreditor and Collateral Agency Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BNY WESTERN TRUST COMPANY, in its capacity as Collateral Agent

By:

Name:
Title:

FOOTHILL CAPITAL CORPORATION, Agent

By:

Name:
Title:

BNY WESTERN TRUST COMPANY, in its capacity as Trustee

By:

Name:
Title:

ACCEPTED AND AGREED TO:

AMERICAN RESTAURANT GROUP, INC.

By:

Name:
Title:

ARG ENTERPRISES, INC.

By:

Name:
Title:

ARG PROPERTY MANAGEMENT CORPORATION

By:

Name:
Title:

ARG TERRA, INC.

By:

Name:
Title:

Exhibit A

BNY Western Trust Company
515 South Flower Street, Suite 2700
Los Angeles, California, 90071-2291

    The undersigned intends to enter into a [credit agreement] with [American Restaurant Group, Inc.] [and/or] [its subsidiar[y][ies]]. Such [credit agreement] provides that the obligations thereunder are to be secured by the collateral which is subject to the lien you hold as collateral agent, pursuant to the Second Amended and Restated Intercreditor Agreement dated as of            , 2001 (the "Intercreditor Agreement") by and among yourself, as collateral agent, BNY Western Trust Company, as trustee under an indenture dated as of February 25, 1998, as amended by that certain First Supplemental Indenture dated as of June 26, 2000 and that certain Second Supplemental Indenture dated as of October 31, 2001, and the other parties signatory thereto. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Intercreditor Agreement. The undersigned represents and warrants that it is the designated representative of the lenders under the [credit agreement] and that such Secured Parties have consented to be bound by the Intercreditor Agreement.

    1.  The undersigned, as the ECF Party, hereby appoints you as Collateral Agent to act for its benefit and irrevocably authorizes and directs you to take all actions described in the Intercreditor Agreement.

    2.  The undersigned, as the ECF Party, hereby agrees that its interest as a beneficiary of your security interest in the Collateral, including its interests in any payments to be made from the Proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or liens in the Collateral or the time of appointment of you as agent for the ECF Party, have the priority set forth in Section 4 of the Intercreditor Agreement.

    3.  From and after this date, the undersigned, on behalf of itself and its successors and assigns, agrees to be bound by the terms and subject to the conditions contained in the Intercreditor Agreement and shall by its signature below be deemed to be a party signatory to the Intercreditor Agreement.

    The address for notices to the ECF Party under the Intercreditor Agreement is:

Very truly yours,

[NAME OF ECF PARTY]

By:

Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

BNY WESTERN TRUST COMPANY, as Collateral Agent

By:

Name:
Title:

    Each of the Borrowers hereby consents to the addition of Foothill Capital Corporation as a party to the Second Amended and Restated Intercreditor Agreement dated as of December   , 2001 (the "Intercreditor Agreement") among BNY Western Trust Company ("BNY"), as collateral agent for the Secured Parties (as defined in the Intercreditor Agreement), Foothill Capital Corporation, as Agent (as defined in the Intercreditor Agreement), (iii) BNY, as Trustee on behalf of the holders of Debentures (as defined in the Intercreditor Agreement), and (iv) American Restaurant Group, Inc. and each of its subsidiaries listed on the signature pages hereto, and confirms the grant set forth in each of the Security Documents (as defined in the Intercreditor Agreement) of a security interest in, or pledge or assignment of, the Collateral (as defined in the Intercreditor Agreement) to the Collateral Agent for the benefit of the Secured Parties. As used herein, Secured Parties shall mean the Trustee, the Agent and any other person who prior to the date hereof became a party to the Intercreditor Agreement.

AMERICAN RESTAURANT GROUP, INC.

By:

Name:
Title:

ARG ENTERPRISES, INC.

By:

Name:
Title:

ARG PROPERTY MANAGEMENT CORPORATION

By:

Name:
Title:

ARG TERRA, INC.

By:

Name:
Title:

QuickLinks

  EXHIBIT 10.3
SECOND AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
Exhibit A